                                                                       EXHIBIT 1

                             AMENDED AND RESTATED

                               RIGHTS AGREEMENT

                 amended and restated as of December 20, 2000

                                by and between

                         JACOBS ENGINEERING GROUP INC.

                                      and

                         MELLON INVESTOR SERVICES LLC

                                as Rights Agent

                               TABLE OF CONTENTS
                               -----------------


Section                                                          Page
-------                                                          ----

   1.  Certain Definitions..................................................  1

   2.  Appointment of Rights Agent..........................................  5

   3.  Issuance of Right Certificates.......................................  6

   4.  Form of Right Certificates...........................................  7

   5.  Countersignature and Registration....................................  8

   6.  Transfer, Split Up, Combination and Exchange of Right Certificates;
       Mutilated, Destroyed, Lost or Stolen Right Certificates..............  8

   7.  Exercise of Rights...................................................  9

   8.  Cancellation and Destruction Of Right Certificates................... 11

   9.  Reservation and Availability of Capital Stock........................ 11

  10.  Securities Record Date............................................... 12

  11.  Adjustment of Exercise Price, Number of Shares Issuable Upon Exercise
       of Rights or Number of Rights........................................ 12

  12.  Certificate of Adjusted Exercise Price or Number of Shares Issuable
       Upon Exercise of Rights.............................................. 17

  13.  Consolidation, Merger, or Sale or Transfer of Assets or Earning
       Power................................................................ 18

  14.  Fractional Rights and Fractional Shares.............................. 20

  15.  Rights Of Action..................................................... 20

  16.  Agreement of Right Holders........................................... 21

  17.  Right Holder and Right Certificate Holder Not Deemed a Stockholder... 21

  18.  Concerning the Rights Agent.......................................... 22

  19.  Merger or Consolidation or Chance of Name of Rights Agent............ 22

  20.  Duties of Rights Agent............................................... 23

  21.  Change of Rights Agent............................................... 25





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

 22.  Issuance of New Right Certificates..................................... 26
 23.  Redemption of Rights................................................... 26
 24.  Exchange Of Rights..................................................... 26
 25.  Notice of Certain Events............................................... 27
 26.  Notices................................................................ 28
 27.  Supplements and Amendments............................................. 29
 28.  Certain Covenants...................................................... 29
 29.  Successors............................................................. 30
 30.  Benefits of this Agreement............................................. 30
 31.  Severability........................................................... 31
 32.  Governing Law.......................................................... 31
 33.  Counterparts........................................................... 31
 34.  Descriptive Headings................................................... 31
 35.  Determination and Actions by the Board of Directors, etc............... 31

TABLE OF EXHIBITS
-----------------

Exhibit  A       Form of Certificate of Designations

Exhibit  B       Form of Right Certificate

Exhibit  C       Form of Summary of the Rights

                            TABLE OF DEFINED TERMS
                            ----------------------

Section                 Term Defined                    Page
-------                 ------------                    ----

1(a)..................  Associate....................     1
1(a)..................  Affiliate....................     1
1(b)..................  Beneficial Owner.............     1
1(b)..................  Beneficially Own.............     1
1(c)..................  Business Day.................     3
1(d)..................  Close of Business............     3
1(e)..................  Closing Price................     3
1(e)..................  NASDAQ.......................     3
1(f)..................  Common Share.................     3
1(g)..................  Current Market Price.........     3
1(h)..................  Distribution Date............     4
1(i)..................  Exchange Act.................     4
1(j)..................  Exempt Person................     4
1(k)..................  Exercise Price...............     4
1(l)..................  Expiration Date..............     4
1(m)..................  Person.......................     4
1(n)..................  Preferred Share..............     4
1(o)..................  Record Date..................     4
1(p)..................  Redemption Date..............     4
1(q)..................  Redemption Price.............     4
1(t)..................  Securities Act...............     4
1(u)..................  Subsidiary...................     4
1(v)..................  Trading Day..................     5
1(w)..................  Voting Share.................     5
1(x)..................  15% Ownership Date...........     5
1(y)..................  15% Stockholder..............     5
11(a)(ii).............  Adjustment Shares............    13
11(a)(ii).............  Section 11(a)(ii) Event......    12
11(a)(iii)............  Common Share Equivalent......    13
11(a)(iii)............  Unavailable Adjustment Shares    13
11(b).................  Preferred Share Equivalents..    14
13(a).................  Section 13(a) Event..........     5
13(a).................  Surviving Person.............    18
13(a)(iii)............  Company......................    19
23(a).................  Redemption Price.............     5
24(a).................  Exchange Ratio...............    26
24(c).................  Unavailable Exchange Shares..    26
3(a)..................  Distribution Date............     4
7(c)..................  Exercise Price...............     4
Introduction..........  Agreement....................     1
Introduction..........  Company......................     1
Introduction..........  Rights Agent.................     1

Recital.................  Record Date..................     5
Recital.................  Right........................     1

                               RIGHTS AGREEMENT

     This Amended and Restated Rights Agreement (this "Agreement ") dated as of the 20th day of December, 1990, is hereby amended and restated as of the 20th day of December, 2000 by and between Jacobs Engineering Group Inc., a Delaware corporation (the "Company "), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent ").

     WHEREAS, the Board of Directors of the Company (the "Board of Directors") has authorized and declared a dividend of one preferred stock purchase right (a "Right ") for each Common Share (as hereinafter defined) of the Company, which dividend was payable on January 4, 1991 (the "Record Date") to the holders of record of Common Shares as of the Close of Business (as hereinafter defined) on such date;

     WHEREAS, the Board of Directors of the Company has further authorized and directed the issuance of one (subject to adjustment of such number as provided in this Agreement) Right for (A) each Common Share that shall be issued by the Company at any time after the Record Date and prior to the earliest of the date of the first Section 11(a)(ii) Event, the date of the first Section 13(a) Event, the Redemption Date or the Expiration Date (as such terms are hereinafter defined), and (B) each Common Share that shall be issued by the Company at any time on or after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Expiration Date pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been issued or granted prior to the earlier of the date of the first
Section 11(a)(ii) Event or the date of the first Section 13(a) Event, unless the Board of Directors shall provide otherwise at the time of the issuance or grant of such conversion rights, exchange rights, rights (other than Rights), warrants or options; and

     WHEREAS, in connection with the matters referred to herein, the Company desires to appoint the Rights Agent to act on behalf of the Company and the Rights Agent is willing so to act;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

     (b)(i)  A Person shall be deemed the " of and shall be deemed to ":
"Beneficial Owner "Beneficially Own

             (A) any securities that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 promulgated under the Exchange Act, in each case as in effect on the date hereof;

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

          (B) any securities that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, provided that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

          (C) any securities that such Person or any such Person's Affiliates or Associates has the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding, provided that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person or any of such Person's Affiliates or Associates in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations of the Exchange Act, and (2) is not also then reportable on
     Schedule 13D under the Exchange Act (or any comparable or successor report);

          (D) any securities that are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to Section l(b)(i)(C) hereof) or disposing of any securities of the Company; and

          (E) on any day on or after the Distribution Date, all Rights that prior to such date were represented by certificates for Common Shares that such Person Beneficially Owns on such day.

     (ii) Notwithstanding anything to the contrary in this Section l(b), a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

     (c) "Business Day " shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the States of New York or California are authorized or obligated by law or executive order to close.

     (d) "Close of Business " on any given date shall mean 5:00 o'clock p.m., Los Angeles time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 o'clock p.m., Los Angeles time, on the next succeeding Business Day.

     (e) "Closing Price " of a stock or other security on any day shall be the last sale price, regular way, per share of such stock or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such stock or other security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such stock or other security is listed or admitted to trading or, if such stock or other security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date such stock or other security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker that makes a market in such stock or other security and that is selected by the Board of Directors of the Company.

     (f) "Common Share shall mean one share of the Common Stock, par value $1.00 per share, of the Company, unless used with reference to a Person other than the Company, in which case it shall mean one share of the class of common stock of such Person having the greatest voting power per share or, if such Person is a Subsidiary of another Person, one Common Share of the Person that ultimately controls such Person.

     (g) "Current Market Price " per share of a stock or unit of any other security on any date shall mean the average of the daily Closing Prices of such stock or other security for the 30 consecutive Trading Days through and including the Trading Day immediately preceding the date in question; provided, however, that if any event shall have caused the Closing Price on any Trading Day during such 30-day period not to be fully comparable with the Closing Price on the date in question (or, if no Closing Price is available on the date in question, on the Trading Day immediately preceding the date in question), then each such noncomparable Closing Price so used shall be appropriately adjusted by the Board of Directors in order to make the Closing Price on each Trading Day during the period used for the determination of the Current Market Price fully comparable with the Closing Price on such date in question (or, if applicable, the immediately preceding Trading Day). "Current Market Price" per share of any stock or unit of such other security that is not publicly held or so listed or traded, and "Current Market Price" of any other property, shall mean the fair value per share of such stock or unit of such other security, or the fair value of such other property, respectively, as determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine appropriate, which determination shall be described in a reasonably detailed statement filed by the Company with the Rights Agent.

     (h) "Distribution Date " shall have the meaning ascribed to it in Section 3 hereof.

     (i) "Exchange Act " shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Exempt Person " shall mean the Company, any wholly-owned Subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary of the Company, and any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan.

     (k) "Exercise Price " shall have the meaning ascribed to it in Section 7(c) hereof.

     (l)  "Expiration Date " shall mean December 20, 2010.

     (m) "Person " shall mean any individual, firm, partnership, corporation, limited liability company, joint venture, organization, trust, association, group (as such term is used in Rule 13d-5 promulgated under the Exchange Act as in effect on the date hereof) or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (n) "Preferred Share " shall mean one share of the Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company, which shall have the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A.

     (o) "Record Date " shall have the meaning ascribed to it in the recitals hereto.

     (p) "Redemption Date " shall mean the date of the action that a majority of the Board of Directors direct the Company to redeem the Rights pursuant to
Section 23(a) hereof or exchange the Rights pursuant to Section 24(a) hereof.

     (q) "Redemption Price " shall have the meaning ascribed to it in Section 23(a) hereof.

     (r)  "Section 11(a)(ii) Event " shall have the meaning ascribed to it in
Section 11(a)(ii) hereof.

     (s)  "Section 13(a) Event " shall have the meaning ascribed to it in
Section 13(a) hereof.

     (t)  "Securities Act " shall mean the Securities Act of 1933, as amended.

     (u) "Subsidiary " of any Person shall mean any corporation or other Person of which equity securities or equity interests representing a majority of the voting power are owned, directly or indirectly, or which is effectively controlled, by such Person.

     (v) "Trading Day " shall mean, as to any stock or other security, a day on which the principal national securities exchange on which such stock or other security is listed or admitted to trading is open for the transaction of business or, if such stock or other security is not listed or admitted to trading on any national securities exchange, a Business Day.

     (w) "Voting Share " shall mean (i) a Common Share of the Company and (ii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. References in this Agreement to a percentage or portion of the outstanding Voting Shares shall be deemed a reference to the percentage or portion of the total votes entitled to be cast by the holders of the outstanding Voting Shares.

     (x) "15% Ownership Date " shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or a 15% Stockholder containing the facts by virtue of which a Person has become a 15% Stockholder.

     (y) "15% Stockholder " shall mean any Person that, together with all Affiliates and Associates of such Person, hereafter acquires Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares then outstanding and thereupon or thereafter Beneficially Owns 15% or more of the Voting Shares of the Company then outstanding; provided, however, that the term "15% Stockholder" shall not include: (i) an Exempt Person; or (ii) any Person if such Person would not otherwise be a 15% Stockholder but for a reduction in the number of outstanding Voting Shares resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term "15% Stockholder" shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding. In calculating the percentage of the outstanding Voting Shares that are Beneficially Owned by a Person for purposes of this subsection (z), Voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and Voting Shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights (other than Rights), warrants or options shall not be deemed outstanding. "Notwithstanding the foregoing, at any time prior to the occurrence of a Section 11(a)(ii) Event, the Board of Directors of the Company may determine that a Person who may otherwise be a 15% Stockholder pursuant to the foregoing provisions of this definition, shall not be so deemed for purposes of this Agreement, and no 15% Ownership Date shall be deemed to have occurred, under the following circumstances: (i) such Person has become such inadvertently, or (ii) such Person has become such solely as the result of an agreement arrangement or understanding among two or more stockholders of the Company, none of whom is individually the Beneficial Owner of 15% or more of the Company's stock other than by reason of subparagraph D of the definition of the term Beneficial Owner herein; and (iii) such Person ceases to be a 15% Stockholder or enters into such agreement, arrangement, or understanding as the Board of Directors of the Company may approve or the Board of Directors is otherwise satisfied that such determination is in the best interests of the Company and its stockholders." Any determination made by the Board of Directors as to whether any Person is or is not a 15% Stockholder shall be conclusive and binding upon all holders of Rights.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights Agent.

     Section 3.  Issuance of Right Certificates.


     (a) "Distribution Date" shall mean the date, after the date hereof, that is the earliest of (i) the tenth Business Day (or such later day as shall be designated by a majority of the Board of Directors following the date of the commencement of, or the first public announcement of the intent of any Person, other than an Exempt Person, to commence, a tender offer or exchange offer, the consummation of which would cause any Person to become a 15% Stockholder, (ii) the date of the first Section 11(a)(ii) Event or (iii) the date of the first
Section 13(a) Event.

     (b) Until the Distribution Date, (i) the Rights shall be represented by certificates for Common Shares (all of which certificates for Common Shares shall be deemed to be Right Certificates) and not by separate Right Certificates, (ii) the record holder of the Common Shares represented by each of such certificates shall be the record holder of the Rights represented thereby and (iii) the Rights shall be transferable only in connection with the transfer of Common Shares. Until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the surrender for transfer of such certificates for Common Shares shall also constitute the surrender for transfer of the Rights represented thereby.

     (c) As soon as practicable after the Distribution Date, the Company shall promptly notify the Rights Agent of the occurrence thereof and, if the Rights Agent is not then also the transfer agent and registrar for the Common Stock, provide the Rights Agent with the names and addresses of all record holders of Common Stock, and after notification by the Company, the Rights Agent shall send by first-class, postage-prepaid mail to each record holder of Common Shares, as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate substantially in the form of Exhibit B hereto representing one Right for each Common Share so held. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred. From and after the Distribution Date, the Rights shall be represented solely by such Right Certificates and may only be transferred by the transfer of such Right Certificates, and the holders of such Right Certificates, as listed in the records of the Company or any transfer agent or registrar for such Rights, shall be the record holders of such Rights.

     (d) As soon as practicable after the Record Date, the Company shall send a copy of a Summary of the Rights in substantially the form attached hereto as Exhibit C by first-class, postage-prepaid mail to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company.

     (e) Certificates for Common Shares issued at any time after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have (to the extent feasible) impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

     This certificate also represents Rights that entitle the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement dated as of the 20th day of December, 1990, and amended and restated as of the 20th day of December, 2000 by and between the Corporation and Mellon Investor Services LLC, as Rights Agent (the "Rights Agreement"), the terms and conditions of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances specified in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain persons may become null and void. The Corporation will mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor.

     (f) Certificates for Common Shares issued at any time on or after the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date shall have (to the extent feasible) impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

     This certificate does not represent any Right issued pursuant to the terms of an Amended and Restated Rights Agreement dated as of the 20th day of December, 1990, and amended and restated as of the 20th day of December, 2000 by and between the Corporation and Mellon Investor Services LLC as Rights Agent.

     (g) In the event that at any time on or after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Expiration Date, the Company shall issue any Common Shares pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been issued or granted prior to the earlier of the date of the first
Section 11(a)(ii) Event or the date of the first Section 13(a) Event, then, unless the Board of Directors of the Company shall have provided otherwise at the time of the issuance or grant of such conversion rights, exchange rights, rights (other than Rights), warrants or options, the Rights Agent shall, as soon as practicable after the date of such event (and receipt of written notification thereof), send by first-class, postage-prepaid mail to the record holder of such Common Shares, at the address of such holder as shown on the records of the Company, a Right Certificate substantially in the form of Exhibit B hereto representing one Right for each Common Share so issued.

     (h) Notwithstanding the foregoing provisions of this Section 3, the Rights Agent shall not send any Right Certificate to any Person the Company has indicated to the Rights Agent in writing as a 15% Stockholder or to any of its Affiliates or Associates or to any Person if the Rights held by such Person are Beneficially Owned by a 15% Stockholder or any of its Affiliates or Associates. Any determination made by a majority of the Board of Directors as to whether any Common Shares are or were Beneficially Owned at any time by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder shall be conclusive and binding upon all holders of Rights.

     Section 4. Form of Right Certificates. The Right Certificates and the form of assignment, including certificate, and the form of election to purchase, including certificate, printed on the reverse thereof, when, as and if issued, shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange upon which the Rights or the securities of the Company issuable upon exercise of the Rights may from time to time be listed, or to conform to usage. Subject to Section 22 hereof, Right Certificates, whenever issued, that are issued in respect of Common Shares that were issued and outstanding as of the Close of Business on the Distribution Date, shall be dated as of the Distribution Date.

     Section 5.  Countersignature and Registration.

     (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and may have affixed thereto the Company's seal or a facsimile thereof attested by its Secretary or any Assistant Secretary, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who at the actual date of such execution shall be a proper officer of the Company to sign such Right Certificate, even though such person was not such an officer at the date of the execution of this Agreement.

     (b) Following the Distribution Date and receipt by the Rights Agent of notice to that effect and all other relevant information, the Rights Agent shall keep or cause to be kept at its offices designated for such purposes books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of Right Certificates, the number of Rights represented on its face by each Right Certificate and the date of each Right Certificate.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

     (a) Subject to the provisions of Sections 6(c), 7(d) and 14 hereof, at any time after the Close of Business on the Distribution Date, and so long as the Rights represented thereby remain outstanding, any one or more Right Certificates may be transferred, split up, combined or exchanged for one or more Right Certificates representing the same aggregate number of Rights as the Right Certificates surrendered. Any registered holder desiring to transfer, split up, combine or exchange one or more Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose with the form of assignment, including certificate, on the reverse side thereof properly completed and duly executed, with signature guaranteed. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto one or more Right Certificates, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section 6 or any other similar provision of this Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

     (b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of such Right Certificate if mutilated, the Company shall issue and deliver to the Rights Agent for delivery to the record holder of such Right Certificate a new Right Certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Right Certificate.

     (c) Notwithstanding anything to the contrary in this Section 6, the Rights Agent shall not countersign and deliver a Right Certificate to any Person if such Right Certificate represents, or would represent when held by such Person, Rights that had become or would become null and void pursuant to Section 7(d) hereof.

     Section 7.  Exercise of Rights.

     (a)  Until the Distribution Date, no Right may be exercised.

     (b) Subject to Section 7(d) and (g) hereof and the other provisions of this Agreement, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, the registered holder of any Right Certificate may exercise the Rights represented thereby in whole or in part upon surrender of such Right Certificate, with the form of election to purchase, including certificate, on the reverse side thereof properly completed and duly executed, with signature guaranteed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each Right exercised. Upon the exercise of an exercisable Right and payment of the Exercise Price in accordance with the provisions of this Agreement, the holder of such Right shall be entitled to receive, subject to adjustment as provided herein, one one-hundredth of a Preferred Share (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or other securities).

     (c) The Exercise Price for the exercise of each Right shall initially be $175 and shall be payable in lawful money of the United States of America in accordance with Section 7(f) hereof. The Exercise Price and the number of Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or other securities) to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 7(e), 11 and 13 hereof and the other provisions of this Agreement.

     (d) Notwithstanding anything in this Agreement to the contrary, from and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event, any Rights that are or were Beneficially Owned by a 15% Stockholder or any Affiliate or Associate of a 15% Stockholder at any time on or after the Distribution Date shall be null and void, and for all purposes of this Agreement such Rights shall thereafter be deemed not to be outstanding, and any holder of such Rights (whether or not such holder is a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder) shall thereafter have no right to exercise or exchange such Rights.

     (e) Prior to the Distribution Date, if a majority of the Board of Directors shall have determined that such action adequately protects the interests of the holders of Rights, the Company may, in its discretion, substitute for all or any portion of the Preferred Shares that would otherwise be issuable (after the Close of Business on the Distribution Date) upon the exercise of each Right and payment of the Exercise Price, (i) cash, (ii) other equity securities of the Company, (iii) debt securities of the Company, (iv) other property or (v) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Preferred Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 7(e), such action shall apply uniformly to all outstanding Rights.

     (f) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase, including certificate, properly completed and duly executed, with signature guaranteed, accompanied by payment of the Exercise Price for each Right to be exercised and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from the transfer agent of the Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or securities), certificates for the number of Preferred Shares (or such other securities) to be purchased, and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests, and/or, as provided in Section 14 hereof, requisition from the depositary agent described therein depositary receipts representing such number of one-hundredths of a Preferred Share (or such other securities) as are to be purchased (in which case certificates for the Preferred Shares (or such other securities) represented by such receipts shall be deposited by the transfer agent with such depositary agent) and the Company hereby directs such depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares (or such other securities) in accordance with Section 14 hereof, (iii) after receipt of such certificates, depositary receipts or cash, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Agreement, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (g) Notwithstanding the foregoing provisions of this Section 7, the exercisability of the Rights shall be suspended for such period as shall reasonably be necessary for the Company to register under the Securities Act and any applicable securities law of any jurisdiction the Preferred Shares to be issued pursuant to the exercise of the Rights; provided, however, that nothing contained in this Section 7 shall relieve the Company of its obligations under
Section 9(c) hereof.

     (h) In case the registered holder of any Right Certificate shall exercise less than all of the Rights represented thereby, a new Right Certificate representing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

     (i) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action whatsoever with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been duly completed and signed by the registered holder thereof and the Company and the Rights Agent shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall request.

     (j) Neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company's failure to make any determination under this Section 7 or any other section with respect to a 15% stockholder or an Affiliate or Associate of a 15% stockholder or transferees hereunder.

     Section 8. Cancellation and Destruction Of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Capital Stock.

     (a) Subject to Section 7(e) hereof, the Company shall cause to be reserved and kept available out of its authorized and unissued equity securities (or out of its authorized and issued equity securities held in its treasury), the number of such equity securities that will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

     (b) In the event that any securities issuable upon exercise of the Rights are listed on any national securities exchange, the Company shall use its best efforts, from and after such time as the Rights become exercisable, to cause all such securities issued or reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) If necessary to permit the issuance of securities upon exercise of the Rights, the Company shall use its best efforts, from and after the Distribution Date, to register such securities under the Securities Act and any applicable securities laws and to keep such registration effective until the earlier of the Redemption Date or the Expiration Date.

     (d) The Company shall take all such action as may be necessary to ensure that all securities delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable securities.

     (e) The Company shall pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any securities upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of a certificate for securities in respect of a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise, or to issue or deliver any certificate for securities upon the exercise of any Right until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

     (f) With respect to the Common Shares and/or other securities issuable pursuant to Section 11(a)(ii) and (iii) hereof, the foregoing covenants shall be applicable only upon and following the occurrence of a Section 11(a)(ii) Event.

     Section 10. Securities Record Date. Each person in whose name any certificate for securities of the Company is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate representing such Rights was duly surrendered and payment of the Exercise Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the securities transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the securities transfer books of the Company are open.

     Section 11. Adjustment of Exercise Price, Number of Shares Issuable Upon Exercise of Rights or Number of Rights. The Exercise Price, the number and kind of securities that may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a)(i) In the event that the Company shall at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date (A) declare or pay any dividend on the Preferred Shares payable in Preferred Shares or Voting Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue Preferred Shares or Voting Shares in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and upon each such event, the number and kind of Preferred Shares or other securities issuable upon the exercise of a Right on the date of such event shall be proportionately adjusted so that the holder of any Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Exercise Price, the aggregate number and kind of Preferred Shares or other securities or other property, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when such Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

     (ii) In the event (a "Section 11(a)(ii) Event") that a 15% Ownership Date shall have occurred and neither the Redemption Date nor the Expiration Date shall have occurred prior to the tenth Business Day following such 15% Ownership Date, then, and upon each such event, proper provision shall be made so that except as provided in Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, in lieu of the securities or other property otherwise purchasable upon such exercise, such number of Common Shares of the Company as shall equal the result obtained by multiplying the then current Exercise Price by the then number of one-hundredths of a Preferred Share for which a Right was exercisable (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share for which a Right would have been exercisable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event) immediately prior to such Section 11(a)(ii) Event, and dividing that product by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) of a Common Share on the date of occurrence of the relevant Section 11(a)(ii) Event (such number of shares being hereinafter referred to as the "Adjustment Shares "). Successive adjustments shall be made pursuant to this paragraph each time a
Section 11(a)(ii) Event occurs.

     (iii) In the event that on the date of a Section 11(a)(ii) Event the aggregate number of Common Shares that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is less than the aggregate number of Adjustment Shares thereafter issuable upon the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof (the excess of such number of Adjustment Shares over and above such number of Common Shares being hereinafter referred to as the "Unavailable Adjustment Shares "), then, and upon each such event, the Company shall substitute for the pro rata portion of the Unavailable Adjustment Shares that would otherwise be issuable thereafter upon the exercise of each Right and payment of the Exercise Price, (A) cash, (B) other equity securities of the Company (including, without limitation, shares of preferred stock of the Company or units of such shares having the same Current Market Price as one Common Share (a "Common Share Equivalent ")), (C) debt securities of the Company, (D) other property or (E) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Unavailable Adjustment Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 11(a)(iii), such action shall apply uniformly to all outstanding Rights.

     (b) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, fix a record date prior to the earlier of the Redemption Date or the Expiration Date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them initially to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("Preferred Share Equivalents ")) or securities convertible into Preferred Shares or Preferred Share Equivalents, at a price per Preferred Share or Preferred Share Equivalent (or having a conversion price per share, if a security convertible into Preferred Shares or Preferred Share Equivalents) less than the Current Market Price per Preferred Share on such record date, then, and upon each such event, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the sum of the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or Preferred Share Equivalents to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such Current Market Price, and the denominator of which shall be equal to the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Preferred Share Equivalents to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible); provided, however, that if such rights, options or warrants are not exercisable immediately upon issuance but become exercisable only upon the occurrence of a specified event or the passage of a specified period of time, then the adjustment to the Exercise Price shall be made and become effective only upon the occurrence of such event or such passage of time, and such adjustment shall be made as if the record date for the issuance of such rights, options or warrants had been the business day immediately preceding the date upon which such rights, options or warrants became exercisable. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment to the Exercise Price shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

     (c) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of securities or assets (other than a distribution of securities for which an adjustment is required under Section 11(a)(i) or (b) hereof or a regular quarterly cash dividend), then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the excess of the Current Market Price per Preferred Share on such record date over and above the fair market value of the portion of the securities or assets to be so distributed with respect to one Preferred Share, and the denominator of which shall be equal to such Current Market Price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation under this Section 11, if the Preferred Shares are not publicly held or traded, the "Current Market Price" per Preferred Share shall be conclusively deemed to be the Current Market Price per Common Share multiplied by 100.

     (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be cumulated and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be.

     (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any securities of the Company other than Preferred Shares, the number of such other securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Shares contained in this
Section 11, and the other provisions of this Agreement with respect to Preferred Shares shall apply on like terms to any such other securities.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall represent the right to purchase, at the adjusted Exercise Price, the number of one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its election as provided in
Section 11(i) below, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter represent the right to purchase, at the adjusted Exercise Price, that number of one-hundredths of a Preferred Share (calculated to the nearest one-millionth of a Preferred Share) obtained by multiplying (i) the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately prior to such adjustment, and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

     (i) The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights instead of making any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right.
Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth of a Right) obtained by dividing the Exercise Price in effect immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately after such adjustment of the Exercise Price. The Company shall promptly notify the Rights Agent in writing of such election and shall make a public announcement of its election to adjust the number of Rights pursuant to this
Section 11(i), indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if separate Right Certificates have been issued, it shall be at least 10 days after the date of such public announcement. If separate Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates representing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of such adjustment, and upon surrender thereof if required by the Company, new Right Certificates representing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Exercise Price or the number of one-hundredths of a Preferred Share issuable upon the exercise of one Right, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-hundredth of a Preferred Share and the number of Preferred Shares issuable upon the exercise of one Right that were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Exercise Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the advice or opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a Preferred Share at such adjusted Exercise Price.

     (1) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall promptly notify the Rights Agent of any such election), until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument representing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such further adjustments in the number of one-hundredths of a Preferred Share that may be purchased upon exercise of one Right, and such further adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price thereof,
(iii) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to Section 11(b) hereof, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

     (n) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earliest of the date of the first Section 11(a)(ii) Event, the date of the first Section 13(a) Event, the Redemption Date or the Expiration Date, (i) pay any dividend on the Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of Common Shares or (iv) issue Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and upon each such event, the number of Preferred Shares issuable upon the exercise of a Right on the date of such event shall be adjusted so that the holder of any Right exercised on or after the date of such event shall be entitled to receive, upon the exercise thereof and payment of the Exercise Price, such number of one-hundredths of a Preferred Share as shall equal the result obtained by multiplying the number of one-hundredths of a Preferred Share for which a Right was exercisable (or, if the Distribution Date shall not have occurred prior to the date of such event, the number of one-hundredths of a Preferred Share for which a Right would have been exercisable if the Distribution Date had occurred on the Business Day immediately preceding the date of such event) immediately prior to such event by a fraction, the numerator of which shall be equal to the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be equal to the number of Common Shares outstanding immediately after such event. Successive adjustments shall be made pursuant to this Section 11(n) each time such a dividend is paid or such a subdivision, combination or reclassification is effected. If an event occurs that would require an adjustment under both this Section 11(n) and
Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(n) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

     Section 12. Certificate of Adjusted Exercise Price or Number of Shares Issuable Upon Exercise of Rights. Whenever an adjustment is made as provided in
Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed, statement of the facts, computations and methodology giving rise to such adjustment, (b) file with the Rights Agent and with each transfer agent for the securities issuable upon exercise of the Rights a copy of such certificate and (c) mail a brief summary thereof to each holder of Rights in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or to give such notice shall not affect the validity or the force and effect of such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein, and shall have no duty or liability with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate. Any adjustment to be made pursuant to Sections 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment.

     Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power.

     (a) In the event (a "Section 13(a) Event") that, at any time on or after the 15% Ownership Date and prior to the earlier of the Redemption Date or the Expiration Date, (1) the Company shall, directly or indirectly, consolidate with or merge with and into any other Person and the Company shall not be the continuing or surviving corporation in such consolidation or merger, (2) any Person shall, directly or indirectly, consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation in such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any Person or cash or any other property, or (3) the Company and/or any one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer, in one or more transactions (other than transactions in the ordinary course of business), assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries (such Persons, together with the Persons described in clauses (1) and (2) above shall be collectively referred to in this Section 13 as the "Surviving Person "), then, and in each such case, proper provision shall be made so that:

          (i) except as provided in Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, in lieu of the securities or other property otherwise purchasable upon such exercise, such number of validly authorized and issued, fully paid and nonassessable Common Shares of the Surviving Person as shall be equal to a fraction, the numerator of which is the product of the then current Exercise Price multiplied by the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to the first Section 13(a) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 13(a) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 13(a) Event, or, if a
     Section 11(a)(ii) Event has occurred prior to such Section 13(a) Event, the product of the number of one-hundredths of a Preferred Share purchasable upon the exercise of a Right (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event) immediately prior to such Section 11(a)(ii) Event, multiplied by the Exercise Price in effect immediately prior to such Section 11(a)(ii) Event), and the denominator of which is 50% of the Current Market Price per Common Share of the Surviving Person on the date of consummation of such Section 13(a) Event;

          (ii) the Surviving Person shall thereafter be liable for and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

          (iii) the term, "Company," shall thereafter be deemed to refer to the Surviving Person; and

          (iv) the Surviving Person shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable to its Common Shares thereafter deliverable upon the exercise of Rights.

     (b) Notwithstanding the foregoing, if the Section 13(a) Event is the sale or transfer in one or more transactions of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), but less than 100% thereof, then each Person acquiring all or a portion thereof shall assume the obligations of the Company as to a fraction of each of the Rights equal to the fraction of the assets of the Company and its Subsidiaries (taken as a whole) acquired by such Person, and the obligations of the Company as to the remaining fraction of each of the Rights shall continue to be the obligations of the Company.

     (c) The Company shall not consummate a Section 13(a) Event unless prior thereto the Company and the Surviving Person shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Surviving Person shall, upon consummation of such Section 13(a) Event, assume this Agreement in accordance with Section 13 hereof, that all rights of first refusal or preemptive rights in respect of the issuance of Common Shares of such Surviving Person upon exercise of outstanding Rights have been waived and that such Section 13(a) Event shall not result in a default by such Surviving Person under this Agreement, and further providing that, as soon as practicable after the date of consummation of such Section 13(a) Event, such Surviving Person shall:

          (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with all applicable state securities laws;

          (ii) use its best efforts to list (or continue the listing of) the Rights and the Common Shares of the Surviving Person purchasable upon exercise of the Rights on a national securities exchange, or use its best efforts to cause the Rights and such Common Shares to meet the eligibility requirements for quotation on NASDAQ; and

          (iii) deliver to holders of the Rights historical financial statements for such Surviving Person that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

     (d) In the event that at any time after the occurrence of a Section 11(a)(ii) Event some or all of the Rights shall not have been exercised pursuant to Section 11 hereof prior to the date of a Section 13(a) Event, such Rights shall thereafter be exercisable only in the manner described in Section 13(a) hereof. In the event that a Section 11(a)(ii) Event occurs on or after the date of a

Section 13(a) Event, Rights shall not be exercisable pursuant to Section 11 hereof but shall instead be exercisable pursuant to, and only pursuant to, this
Section 13.

     (e) The provisions of this Section 13 shall apply to each successive merger, consolidation, sale or other transfer constituting a Section 13(a) Event.

     Section 14. Fractional Rights and Fractional Shares.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that represent fractional Rights. If the Company shall determine not to issue such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with respect to which such fractional Rights would otherwise be issuable, at the time such fractional Rights would otherwise have been issued as provided herein, an amount in cash equal to the same fraction of the Current Market Price of a whole Right on the Business Day immediately prior to the date upon which such fractional Rights would otherwise have been issuable.

     (b) The Company shall not be required to issue fractions of Common Shares or Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share) upon exercise of Rights, or to distribute certificates that represent fractional Common Shares or Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be represented by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of Preferred Shares. If the Company shall determine not to issue fractional Common Shares or Preferred Shares (or depositary receipts in lieu of Preferred Shares), the Company shall pay to the registered holders of Right Certificates with respect to which such fractional Common Shares or Preferred Shares would otherwise be issuable, at the time such Rights are exercised as provided herein, an amount in cash equal to the same fraction of the Current Market Price of a whole Common Share or Preferred Share, as the case may be. For purposes of this
Section 14(b), the Current Market Price of a whole Common Share or Preferred Share shall be the Closing Price per share for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right, by the acceptance of such Right, expressly waives such holder's right to receive any fractional Rights or any fractional Common Shares or Preferred Shares upon exercise of such Right, except as permitted by this Section 14.

     (d)  The Rights Agent shall have no duty or obligation with respect to this
Section 14 or any other Section hereof concerning fractional shares unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

     Section 15. Rights Of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 20 and Section 18 hereof, are vested in the respective registered holders of the Right Certificates and certificates for Common Shares representing Rights, and any registered holder of any Right Certificate or of such certificate for Common Shares, without the consent of the Rights Agent or of the holder of any other Right Certificate or any other certificate for Common Shares may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights represented by such Right Certificate or by such certificate for Common Shares in the manner provided in such Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance, and injunctive relief against actual or threatened violations, of the obligations of any Person under this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights shall be represented by certificates for Common Shares registered in the name of the holders of such Common Shares (which certificates for Common Shares shall also constitute Right Certificates), and each such Right shall be transferable only in connection with the transfer of such Common Shares;

     (b) after the Distribution Date, the Right Certificates shall only be transferable on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer (with all required certifications completed) and such other and further documentation as the Rights Agent may require;

     (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Right Certificate by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, of any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance or such obligation; provided, however, that the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Holder and Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right or Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right or Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, in each case until such Right or the Rights represented by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.

     (a) The Company agrees to pay to the Rights Agent as compensation for all services rendered by it hereunder reasonable and customary fees and expenses (including legal fees and disbursements) incurred in the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the exercise and performance of its duties hereunder, including, without limitation, the costs and expenses of defending against any claim of liability. The indemnity provided herein shall survive the termination and the expiration of this Agreement, the termination and the expiration of the Rights, and the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

     (b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of its counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have any duty or notice unless and until the Company has provided the Rights Agent with actual written notice.

     Section 19. Merger or Consolidation or Chance of Name of Rights Agent.

     (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the investor services, corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in such Right Certificates, and in this Agreement.

     (b) If at any time the name of the Rights Agent shall be changed, and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in such Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance of the Rights, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any 15% Stockholder) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction). Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage. Any liability of the Rights Agent under this Agreement shall be limited to the amount of fees paid by the Company to the Rights Agent.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement, or in the Right Certificates (except its countersignature thereof), or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be liable for nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable for, nor be responsible for any change in the exercisability of the Rights (including any Rights becoming null and void pursuant to Section 7(d) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 7, 11, 13 and 23 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights represented by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate, or as to whether any Preferred Shares or Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Secretary, any Assistant Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer.

     (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal Person.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction) in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured it.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting as such, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the Company shall become the Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a
(i) a Person organized and doing business under the laws of the United States or of the States of New York or California (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of New York or California), in good standing, having an office in New York or California, that is authorized under such laws to conduct investor services business and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, (ii) or an Affiliate or Subsidiary of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose of this Agreement and so that the successor Rights Agent may appropriately act as Rights Agent hereunder. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates in such form as may be approved by the Board of Directors in order to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable upon exercise of the Rights in accordance with the provisions of this Agreement.

     Section 23. Redemption of Rights.

     (a) Until the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event or (iii) the Expiration Date, a majority of the Board of Directors may, at their option, direct the Company to redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right, as such redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"), and the Company shall so redeem the Rights.

     (b) Immediately upon the action of a majority of the Board of Directors directing the Company to redeem the Rights pursuant to subsection (a) of this
Section 23, or at such time and date thereafter as they may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 Business Days after the date of such action, the Company shall promptly notify the Rights Agent in writing of such redemption and shall give notice of such redemption to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such redemption. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in Section 24 hereof or in this Section 23, and other than in connection with the purchase of Common Shares prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event.

     (c) The Company may, at its option, pay the Redemption Price in cash, Common Shares, Preferred Shares, other equity securities of the Company, debt securities of the Company, other property or any combination of the foregoing, in each case having an aggregate Current Market Price on the Redemption Date equal to the Redemption Price.

     Section 24. Exchange Of Rights.

     (a) At any time after the 15% Ownership Date and prior to the first date thereafter upon which a 15% Stockholder, together with all Affiliates and Associates of such 15%

Stockholder, shall be the Beneficial Owner of 50% or more of the Voting Shares then outstanding, a majority of the Board of Directors may, at their option, direct the Company to exchange all, but not less than all, of the then outstanding Rights for Common Shares at an exchange ratio of one Common Share per Right, as such exchange ratio shall be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction involving Preferred Shares or Common Shares that occurs after the date hereof (the "Exchange Ratio "), and the Company shall so exchange the Rights.

     (b) Immediately upon the action of a majority of the Board of Directors directing the Company to exchange the Rights pursuant to subsection (a) of this
Section 24, or at such time and date thereafter as they may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holder of a Right shall be to receive a number of Common Shares equal to the Exchange Ratio. Within 10 Business Days after the date of such action, the Company promptly notify the Rights Agent in writing of such exchange and shall give notice of such exchange to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such exchange. Each such notice of exchange shall state the method by which the Rights will be exchanged for Common Shares. Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in Section 23 hereof or in this Section 24, and other than in connection with the purchase of Common Shares prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first
Section 13(a) Event.

     (c) Notwithstanding the foregoing, in the event that the aggregate number of Common Shares that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise or exchange of the Rights is less than the aggregate number of Common Shares issuable upon the exchange of the Rights in accordance with this Section 24 (the excess of such number of authorized Common Shares over and above such number of issuable Common Shares being hereinafter referred to as the "Unavailable Exchange Shares "), then the Company shall substitute for the pro rata portion of the Unavailable Exchange Shares that would otherwise be issuable upon the exchange of the Rights in accordance with this Section 24, (i) cash,
(ii) other equity securities of the Company (including, without limitation, Common Share Equivalents), (iii) debt securities of the Company, (iv) other property or (v) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Unavailable Exchange Shares for which substitution is made. Subject to
Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 24, such action shall apply uniformly to all outstanding Rights.

     Section 25. Notice of Certain Events.

     (a) In the event that the Company shall propose (i) to declare or pay any dividend payable on or make any distribution with respect to its Common Shares or Preferred Shares

(other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares or Preferred Shares options, rights or warrants to subscribe for or to purchase any additional shares thereof or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares or Preferred Shares (other than a reclassification involving only the subdivision of outstanding shares), (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then and in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with
Section 26 hereof, a notice of such proposed action, that shall specify the record date for the purpose of such dividend or distribution, or the date upon which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of record of the Common Shares or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares or Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or Preferred Shares, whichever date shall be the earlier. The failure to give the notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

     (b) As soon as practicable after the occurrence of each Section 11(a)(ii) Event and each Section 13(a) Event, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, specifying the event and the consequences of the event to holders of Rights under Sections 11 and 13 hereof.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Jacobs Engineering Group Inc.
          1111 South Arroyo Parkway
          Pasadena, California 91105
          Attention:  Chief Executive Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) to the designated office of the Rights Agent as follows:

          Mellon Investor Services LLC
          400 South Hope Street
          Los Angeles, California 90071
          Attention:  Relationship Manager
          with a copy to:
          Mellon Investor Services LLC
          85 Challenger Road
          Ridgefield Park, NJ  07660
          Attention:  General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments.

     (a) A majority of the Board of Directors may, from time to time, without the approval of any holders of Rights, direct the Company and the Rights Agent to supplement or amend any provision of this Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and the Company and the Rights Agent shall so supplement or amend such provision; provided, however, that from and after the earliest of (i) the date of the first
Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event, (iii) the Redemption Date or (iv) the Expiration Date, this Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights other than a 15% Stockholder or a Surviving Person. Upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27 and provided such supplement or amendment does not change or increase the Rights Agent's duties, rights, liabilities or obligations hereunder, the Rights Agent shall execute such supplement or amendment.

     (b) From and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Expiration Date, the Company shall not effect any amendment to the Certificate of Designations for the Preferred Shares that would materially and adversely affect the rights, privileges or preferences of the Preferred Shares without the prior approval of the holders of two-thirds or more of the then outstanding Rights.

     Section 28. Certain Covenants. Subject to Section 27 hereof and the other provisions of this Agreement, from and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Expiration Date, the Company shall not (a) issue or sell, or permit any Subsidiary to issue or sell, to a 15% Stockholder or a Surviving Person, or any Affiliate or Associate of a 15% Stockholder or a Surviving Person, or any Person holding Voting Shares of the Company that are Beneficially Owned by a 15% Stockholder or a Surviving Person, (i) any rights, options, warrants or convertible securities on terms similar to, or that materially adversely affect the value of, the Rights or (ii) Preferred Shares, Common Shares or shares of any other class of capital stock, if such sale is intended to or would materially adversely affect the value of the Rights, or (b) take any other action that is intended to or would materially adversely affect the value of the Rights.

     Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, the registered holders of the Right Certificates (other than those representing Rights that have become null and void) and the certificates for Common Shares representing Rights (other than those Rights that have become null and void) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, such registered holders of Right Certificates and such certificates for Common Shares representing Rights.

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 35. Determinations and Actions by the Board of Directors, etc.. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Company. All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other Persons. The Rights

Agent shall always be entitled to assume that the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Attest:                                      JACOBS ENGINEERING GROUP INC.
By: /s/ William C. Markley, III              By: /s/ John W. Prosser, Jr.
    --------------------------------------       ------------------------------
    Name: William C. Markley, III                Name: John W. Prosser, Jr.
    Title: Vice President, General Counsel       Title: Senior Vice President
           and Secretary                                Finance and
                                                        Administration

Attesta                                      MELLON INVESTOR SERVICES LLC

By: /s/ Ronald Lug                           By: /s/ Joseph J. Cannata
    --------------------------------------       ------------------------------
    Name: Ronald Lug                             Name: Joseph J. Cannata
    Title:  Vice President                       Title:  Assistant Vice
                                                         President

                                                                       Exhibit A
                                                                       ---------

                             AMENDED AND RESTATED

                          CERTIFICATE OF DESIGNATIONS
                                      OF
           SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK
                                $1.00 Par Value


                                      of


                         JACOBS ENGINEERING GROUP INC.

              Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware

     WE, [Name], [Title], and [Name], [Title], of Jacobs Engineering Group Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on December [__], 1990 adopted the following resolution Creating a series of One Hundred Twenty-Five Thousand (125,000) shares of Preferred Stock, par value $1.00 per share, designated as Series A Junior Participating Cumulative Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a-series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be One Hundred Twenty-Five Thousand (125,000).

     Section 2.  Dividends and Distributions.

     (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, $1.00 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and September in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided in the Certificate of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (c) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

          (i) In the event that at any time dividends on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect three directors as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect three directors at the next annual meeting of stockholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than three directors. Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults.

          (ii) At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the aggregate voting power of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by three, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and-such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the additional directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Certificate of Incorporation of the Corporation or the Bylaws, the three additional directors shall be members of those respective classes of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote three members of the Board of Directors have been so elected.

          (iii) Upon the election at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares

     (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. The additional directors so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such director is a member of a class of directors under provisions dividing the directors into classes, each such director shall serve until the annual meeting at which the term of office of such director's class shall expire or until such director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock under the special voting rights set forth in this paragraph is up for election, said special class voting rights shall apply in the reelection of such director or in the election of such director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect three directors as above provided, the terms of office of all persons elected as directors by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, shall forthwith terminate (and the number of directors shall be reduced accordingly).

          (iv) If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect three directors, the number of directors who have been elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded any directors so elected) shall by reason of resignation, death or removal be less than three but at least one, the vacancy in the directors so elected by the holders of shares of the Series A Preferred Stock and each Other Series of Preferred Stock may be filled by the remaining director or directors elected by such holders. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one director so elected by such holders, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

     (d) Nothing herein Shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Certificate of Incorporation of the Corporation, as it may hereafter be amended.

     (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Certificate of Incorporation of the Corporation or herein or by law) for taking any corporate action.

     Section 4.  Certain Restrictions.

     (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

          (i) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph
(a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

     (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

     (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of

Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Certificate of Incorporation of the Corporation or herein.

     Section 9. Rank. Unless otherwise provided in the Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

     Section 10. Amendment.  The Certificate of Incorporation of the
Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

     Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this______ day of _____________, 1990.

                              ___________________________________
                              [Name]
                              [Title]

Attest:

________________________
[Name]
[Title]

                                                                       Exhibit B
                                    FORM OF
                               RIGHT CERTIFICATE

Certificate No. R-_____                                          _____ Rights

     NOT EXERCISABLE AFTER DECEMBER 20, 2010 OR EARLIER IF REDEEMED OR EXCHANGED. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY CERTAIN PERSONS OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               Right Certificate

                         JACOBS ENGINEERING GROUP INC.

     This certifies that _______________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms and conditions of the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of December 20, 1990, as amended and restated as of December 20, 2000 by and between Jacobs Engineering Group Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent"), to purchase from the Company at any time prior to the earlier of the Redemption Date (as such term is defined in the Rights Agreement) or 5:00 o'clock p.m., Los Angeles time, on December 20, 2010, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company (a "Preferred Share"), or, in certain circumstances, other securities or other property, at a purchase price of $175 per one one-hundredth of a Preferred Share (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed.

     The number of Rights represented by this Right Certificate and the Exercise Price set forth above are the number of Rights and the Exercise Price as of December 20, 2000, based upon the Preferred Shares as constituted on such date. As provided in the Rights Agreement, the Exercise Price and the number of Preferred Shares or other securities or other property that may be purchased upon the exercise of the Rights represented by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events.

     The Rights Agreement contains a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of Right Certificates. This Right Certificate is subject to all the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof. Copies of the Rights Agreement are on file at the principal executive offices of the Company and at the offices of the Rights Agent designated for such purpose.

     This Right Certificate, with or without other Right Certificates, upon presentation and surrender at the offices of the Rights Agent designated for such purpose, with the Form of Assignment, including Certificate, on the reverse side hereof properly completed and duly executed, with signature guaranteed, may be exchanged for another Right Certificate or Right Certificates of like tenor and date representing Rights entitling the holder thereof to purchase a like aggregate number of Preferred Shares or, in certain circumstances, other securities or other property, as the Rights represented by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon the surrender hereof with the Form of Election to Purchase, including Certificate, on the reverse side hereof properly completed and duly executed, with signature guaranteed, another Right Certificate or Right Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights represented by this Right Certificate may be redeemed by the Company, at its option, at a redemption price of $.01 per Right or, upon the occurrence of certain events, the Company, at its option, may exchange such Rights for fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of the Company at an exchange ratio of one share per Right, which exchange ratio is subject to adjustment upon the occurrence of certain events.

     No fractional securities shall be issued upon the exercise of any Right or Rights represented hereby (other than fractions of Preferred Shares that are integral multiples of one one-hundredth of a Preferred Share, that may, at the option of the Company, be represented by depositary receipts), but in lieu thereof, a cash payment shall be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights represented by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, dated as of December 20, 2000.


Attest:                                      JACOBS ENGINEERING GROUP INC.

By ____________________________              By ____________________________
   Name:                                        Name:
   Title:                                       Title:

Countersigned:

MELLON INVESTOR SERVICES LLC

By ____________________________
   Name:
   Title:

                   Form of Reverse Side of Right Certificate

                              FORM OF ASSIGNMENT
                              ------------------

            (To be executed by the registered holder if such holder
                 desires to transfer any or all of the Rights
                    represented by this Right Certificate)

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

______________________________________________________________________________

_____________________________________________________________________________,
                  (Name, address and social security or other
                       identifying number of transferee)

____________________________________ (____________) of the Rights represented by this Right Certificate, together with all right, title and interest in and to said Rights, and hereby irrevocably constitutes and appoints __________________ attorney to transfer said Rights on the books of Jacobs Engineering Group Inc. with full power of substitution.

Dated:  __________________, 20__            ___________________________________
                                            (Signature)

Signature Guaranteed:

                                  Certificate
                                  -----------

                          (to be completed, if true)

     The undersigned hereby certifies that the Rights represented by this Right Certificate are not Beneficially Owned by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement).

Dated:  __________________, 20__            ___________________________________
                                            (Signature)

Signature Guaranteed:

                   Form of Reverse Side of Right Certificate
                                  (continued)

                                    NOTICE

     The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company may deem the Rights represented by this Right Certificate to be Beneficially Owned by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement), and not issue any Right Certificate or Right Certificates in exchange for this Right Certificate.

                   Form of Reverse Side of Right Certificate
                                  (continued)

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

            (To be executed by the registered holder if such holder
                 desires to exercise any or all of the Rights
                    represented by this Right Certificate)

To Jacobs Engineering Group Inc.:

     The undersigned hereby irrevocably elects to exercise ________________ ________________ (__________) of the Rights represented by this Right Certificate to purchase the following:

(Check one of the following boxes)

[ ] the Preferred Shares or other securities or property issuable upon the exercise of said number of Rights pursuant to Section 7(c) of the Rights Agreement.

[ ] the shares of the Common Stock, par value $1.00 per share, of the Company, or other securities or property issuable upon the exercise of said number of Rights pursuant to Section 11(a)(ii) of the Rights Agreement.

[ ] the securities issuable upon the exercise of said number of Rights pursuant to Section 13(a) of the Rights Agreement.

     The undersigned hereby requests that any such property and a certificate for any such securities be issued in the name of and delivered to:

______________________________________________________________________________

_____________________________________________________________________________,
                  (Name, address and social security or other
                         identifying number of issuee)

     The undersigned hereby further requests that if said number of Rights shall not be all the Rights represented by this Right Certificate, a new Right Certificate for the remaining balance of such Rights be issued in the name of and delivered to:

______________________________________________________________________________

_____________________________________________________________________________,
                  (Name, address and social security or other
                         identifying number of issuee)

Dated:  __________________, 20__           ___________________________________
                                           (Signature)

Signature Guaranteed:

                   Form of Reverse Side of Right Certificate
                                  (continued)

                                  Certificate
                                  -----------

                          (to be completed, if true)

     The undersigned hereby certifies that the Rights represented by this Right Certificate are not Beneficially Owned by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement).

Dated:  __________________, 20__            ___________________________________
                                            (Signature)

Signature Guaranteed:

                                    NOTICE

     The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company may deem the Rights represented by this Right Certificate to be Beneficially Owned by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement), and not issue any property or certificate for securities upon the exercise of this Right Certificate or issue any new Right Certificate for any remaining balance of unexercised Rights represented by this Right Certificate.

                                   Exhibit C
                                   ---------

                                    FORM OF
                             SUMMARY OF THE RIGHTS

     On December [__], 1990, the Board of Directors of Jacobs Engineering Group Inc. (the "Company") authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of common stock, par value $1.00 per share, of the Company (the "Common Shares"). The dividend was payable on January 4, 1991 (the "Record Date") to the holders of record of Common Shares as of the close of business on such date. On December 7, 2000, the Board of Directors of the Company authorized an amendment to the rights agreement.

     The following is a brief description of the Rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of December 20, 1990, as amended and restated as of December 20, 2000 by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent").

     1.   Common Share Certificates Representing Rights.

     Until the Distribution Date (as defined in Section 2 below), (a) the Rights shall not be exercisable, (b) the Rights shall be attached to and trade only together with the Common Shares and (c) the stock certificates representing Common Shares shall also represent the Rights attached to such Common Shares. Common Share certificates issued after the Record Date and prior to the Distribution Date shall contain a notation incorporating the Rights Agreement by reference.

     2.   Distribution Date.

     The "Distribution Date" is the earliest of (a) the tenth business day following the date of the first public announcement that any person (other than the Company or certain related entities) has become the beneficial owner of 15% or more of the then outstanding Common Shares (such person is a "15% Stockholder" and the date of such public announcement is the "15% Ownership Date"), (b) the tenth business day (or such later day as shall be designated by a majority of the Board of Directors) following the date of the commencement of or the announcement of an intention to make a tender offer or exchange offer, the consummation of which would cause any person to become a 15% Stockholder or
(c) the first date, on or after the 15% Ownership Date, upon which the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation or in which the outstanding Common Shares are changed into or exchanged for stock or assets of another person, or upon which 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business).

     In calculating the percentage of outstanding Common Shares that are beneficially owned by any person, such person shall be deemed to beneficially own any Common Shares issuable upon the exercise, exchange or conversion of any options, warrants or other securities beneficially owned by such person; provided, however, that such Common Shares shall not be deemed outstanding for the purpose of calculating the percentage of Common Shares that are beneficially owned by any other person. Notwithstanding the foregoing, if any person is the beneficial owner of at least 15% of the outstanding Common Shares on the date of the Rights Agreement, or thereafter becomes the beneficial owner of at least 15% of the outstanding Common Shares as a result of any increase in the number of Common Shares issuable upon the exercise, exchange or conversion of outstanding securities, or any decrease in the number of outstanding Common Shares resulting from any stock repurchase plan or self tender offer of the Company, then such person shall not be deemed a "15% Stockholder" until such person thereafter acquires beneficial ownership of, in the aggregate, a number of additional Common Shares equal to 1% or more of the then outstanding Common Shares.

     Upon the close of business on the Distribution Date, the Rights shall separate from the Common Shares, Right certificates shall be issued and the Rights shall become exercisable to purchase Preferred Shares as described in
Section 5 below.

     3.   Issuance of Right Certificates.

     As soon as practicable following the Distribution Date, separate certificates representing only Rights shall be mailed to the holders of record of Common Shares as of the close of business on the Distribution Date, and such separate Right certificates alone shall represent such Rights from and after the Distribution Date.

     4.   Expiration of Rights.

     The Rights shall expire on December 20, 2010, unless earlier redeemed or exchanged.

     5.   Exercise of Rights.

     Unless the Rights have expired or been redeemed or exchanged, they may be exercised, at the option of the holders, pursuant to paragraphs (a), (b) or (c) below. No Right may be exercised more than once or pursuant to more than one of such paragraphs. From and after the first event of the type described in paragraphs (b) or (c) below, each Right that is beneficially owned by a 15% Stockholder or that was attached to a Common Share that is subject to an option beneficially owned by a 15% Stockholder shall be null and void.

     (a) Right to Purchase Preferred Shares. From and after the close of business on the Distribution Date, each Right (other than a Right that has become void) shall be exercisable to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Shares"), at an exercise price of $175 (the "Exercise Price"). Prior to the Distribution Date, the Company may substitute for all or any portion of the Preferred Shares that would otherwise be issuable upon exercise of the Rights, cash, assets or other securities having the same aggregate value as such Preferred Shares. The Preferred Shares are nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, are subordinate to any other series of the Company's preferred Stock, whether issued before or after the issuance of the Preferred Shares. The Preferred Shares may not be issued except upon exercise of Rights. The holder of a Preferred Share is entitled to receive when, as and if declared, the greater of (i) cash and non-cash dividends in an amount equal to 100 times the dividends declared on each Common Share or (ii) a preferential annual dividend of $1.00 per Preferred Share ($.01 per one one-hundredth of a Preferred Share). In the event of liquidation, the holders of Preferred Shares shall be entitled to receive a liquidation payment in an amount equal to the greater of (1) $1.00 per Preferred Share ($.01 per one one-hundredth of a Preferred Share), plus all accrued and unpaid dividends and distributions on the Preferred Shares, or (2) an amount equal to 100 times the aggregate amount to be distributed per Common Share. Each Preferred Share has 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, the holder of a Preferred Share shall be entitled to receive 100 times the amount received per Common Share. The rights of the Preferred Shares as to dividends, voting and liquidation preferences are protected by antidilution provisions. It is anticipated that the value of one one-hundredth of a Preferred Share should approximate the value of one Common Share.

     (b) Right to Purchase Common Shares of the Company. From and after the close of business on the tenth business day following the 15% Ownership Date, each Right (other than a Right that has become null and void) shall be exercisable to purchase, at the Exercise Price (initially $175), Common Shares with a market value equal to two times the Exercise Price. If the Company does not have sufficient Common Shares available for all Rights to be exercised, the Company shall substitute for all or any portion of the Common Shares that would otherwise be issuable upon the exercise of the Rights, cash, assets or other securities having the same aggregate value as such Common Shares.

     (c) Right to Purchase Common Stock of a Successor Corporation. If, on or after the 15% Ownership Date, (i) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a merger or other business combination in which all or part of the outstanding Common Shares are changed into or exchanged for stock or assets of another person or (iii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), then each Right (other than a Right that has become void) shall thereafter be exercisable to purchase, at the Exercise Price (initially $175), shares of common stock of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the Exercise Price.

     6.   Adjustments to Prevent Dilution.

     The Exercise Price, the number of outstanding Rights and the number of Preferred Shares or Common Shares issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement in order to prevent dilution.

     7.   Cash Paid Instead of Issuing Fractional Securities.

     With certain exceptions, no adjustment in the Exercise Price shall be required until cumulative adjustments require an adjustment of at least 1%. No fractional securities shall be issued upon exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one one-hundredth of a Preferred Share and that may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash shall be made based on the market price of such Securities on the last trading date prior to the date of exercise.

     8.   Redemption.

     At any time prior to the earlier of (a) the tenth business day following the 15% Ownership Date or (b) the first event of the type described in Section 5(c) above, a majority of the Board of Directors may, at their option, direct the Company to redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), and the Company shall so redeem the Rights. Immediately upon such action by the Board of Directors (the date of such action is the "Redemption Date"), the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive the Redemption Price.

     9.   Exchange.

     At any time after the 15% Ownership Date and prior to the first date thereafter upon which a 15% Stockholder shall be the beneficial owner of 50% or more of the outstanding Common Shares, a majority of the Board of Directors may, at their option, direct the Company to exchange all, but not less than all, of the then outstanding Rights for Common Shares at an exchange ratio of one Common Share per Right (the "Exchange Ratio"), and the Company shall so exchange the Rights. Immediately upon such action by the Board of Directors, the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive a number of Common Shares equal to the Exchange Ratio.

     10.  Stockholder Rights Prior to Exercise.

     Until a Right is exercised, the holder thereof, as such, shall have no rights as a stockholder of the Company (other than rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

     11.  Amendment of Rights Agreement.

     A majority of the Board of Directors may, from time to time, without the approval of any holder of Rights, direct the Company and the Rights Agent to supplement or amend any provision of the Rights Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and the Company and the Rights Agent shall so supplement or amend such provision; provided, however, that from and after the earliest of (a) the tenth business day following the 15% Ownership Date, (b) the first event of the type described in Section 5(c) above or (c) the Redemption Date, the Rights Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights.